EXHIBIT 16

                                                        GRANT THORNTON


April 26, 2004


Securities and Exchange Commission
Washington, D.C.  20549

Re:  CET Services, Inc.
     File No. 1-13852

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of CET Services, Inc. dated April 26, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ Grant Thornton LLP